SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported) June 20, 1999

          The Money Store Commercial Mortgage Inc., as seller, under a Sale and Servicing Agreement, dated as of May 31, 1999, pursuant to which a portfolio of business loans have been sold to The Money Store Business Loan Backed Trust 1999-1, which is issuing those certain Business Loan Backed Notes, Series 1999-1, under that certain Indenture dated as of May 31, 1999.


                    The Money Store Commercial Mortgage Inc.
              Exact name of registrant as specified in its charter)

   New Jersey                  333-60771                         22-2378261
(State or other            (Commission File                   (IRS Employer ID
jurisdiction of                Number)                            Number)
incorporation)


707 3rd Street, West Sacramento, California              95605
(Address of principal executive offices)               (Zip Code)


Registrants' Telephone Number,
 including area code:                             (916) 617-1000


                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS

          This Current Report on Form 8-K is being filed to file a copy of the Computational Materials (as defined below) of First Union Capital Markets Corp. (the "Underwriter") in connection with the issuance by The Money Store Business Loan Backed Trust 1999-1 of The Money Store Business Loan Backed Notes, Series 1999-1. The term "Computational Materials" shall have the meanings given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as supplemented in the No-Action Letters of May 27, 1994 and February 17, 1995 issued by the SEC to the Public Securities Association.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS

EXHIBIT NO.

99.1      Computational Materials of First Union Capital Markets Corp.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    THE MONEY STORE COMMERCIAL MORTGAGE INC.


                                    By:     /s/ Bruce Hurwitz
                                    Name:   Bruce Hurwitz
                                    Title:  Senior Vice President


Dated: June 22, 1999

                                  EXHIBIT INDEX

EXHIBIT

99.1      Computational Materials of First Union Capital Markets Corp.